EXHIBIT 23


                 CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our reports dated September 25, 1998 included or incorporated by reference in this Form 10-K, into the Company's previously filed Registration Statements File No. 2-79977, File No. 2-79978, File No. 33-5903 and File No. 33-49676.


/s/Arthur Andersen LLP

Chicago, Illinois
November 25, 1998